EX 10.1

                 EMPLOYMENT CONTINUITY AGREEMENT


      THIS AGREEMENT, dated as of August 4, 1999, is between CHESAPEAKE CORPORATION, a Virginia corporation (the "Company") and William A. Raaths (the "Employee").

      WHEREAS,  Employee  serves as the  President  of  Wisconsin
Tissue Mills Inc. (Wisconsin Tissue), a wholly owned subsidiary of the Company; and

      WHEREAS, the Company and Georgia-Pacific Corporation have announced their intention to create a joint venture to be engaged in the global manufacture or sale of "away from home" tissue products and related commercial products; and

      WHEREAS, Wisconsin Tissue intends to contribute its assets as a capital contribution in connection with the formation of the Joint Venture; and

      WHEREAS, the Company recognizes that the Employee has made substantial contributions to Wisconsin Tissue; and

      WHEREAS, the Company desires that the Employee continue employment with Wisconsin Tissue until the creation of the Joint
Venture; and

      WHEREAS, the Company desires to alleviate or reduce the uncertainties that the Employee may feel as a result of the Employee's assignment, directly or indirectly, to a new endeavor such as the Joint Venture;

      NOW THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein, the Company and the Employee covenant and agree as follows:

      1. Term. The "Term" of this Agreement is the period beginning on the date first written above and ending on the day before the second anniversary of the effective date of the creation of the Joint Venture. Notwithstanding any other provision of this Agreement, this Agreement shall terminate if the creation of the Joint Venture is not effective before March 31, 2000.

     2. Benefits. The Employee shall be entitled to receive the severance and welfare benefits and the pension supplement described in this paragraph if, during the Term, (i) the Employee ceases to be employed by Wisconsin Tissue because the Employee's service has been terminated by Wisconsin Tissue without Cause (for purposes of this Agreement, the transfer of the Employee's employment from Wisconsin Tissue to an affiliate of Wisconsin
Tissue or to the Joint Venture shall not be deemed to be a termination of the Employee's employment), (ii) the Employee ceases to be employed by the Joint Venture because the Employee's service has been terminated by the Joint Venture without Cause or
(iii) the Employee ceases to be employed by Wisconsin Tissue or the Joint Venture because the Employee resigned with Good Reason.

        (a)   The  severance benefit payable  under  this
        paragraph  is an amount equal to three (3)  years
        of  the Employee's annual compensation determined
        as  the  Employee's  annual base  salary  (as  in
        effect  on  the date he ceases to be employed  by
        Wisconsin Tissue or the Joint Venture)  plus  his
        target  annual incentive award calculated as  50%
        of his annual base salary as in effect on his termination date, reduced by the amount of any severance benefit payable to the Employee by the Joint Venture or payable to the Employee under the Chesapeake Corporation Salaried Employees'
        Benefits Continuation Plan. The severance benefit payable under this paragraph, less applicable income and employment taxes and other authorized deductions, shall be paid in a single sum as soon as practicable following the Employee's cessation of employment with Wisconsin Tissue or the Joint
        Venture.

        (b)   The  welfare benefits provided under  this
        paragraph are continued coverage of the Employee
        and the Employee's eligible dependents under all
        life,  medical  and  dental  benefit  plans  and
        programs  in  which  the  Employee  participates
        immediately  prior  to the  Employee's  date  of
        termination on such terms as are then in effect.
        In  the event that the continued coverage of the
        Employee  or the Employee's eligible  dependents
        in  any  such plan or program is barred  by  its
        terms, the Company shall arrange to provide  the
        Employee  and the Employee's eligible dependents
        with benefits substantially similar to those  to
        which  they  are entitled to receive under  such
        plans  or programs including, by way of  example
        and  not of limitation, the reimbursement of the
        Employee  of  the cost or premium for  continued
        coverage available pursuant to Section 4980B  of
        the  Internal Revenue Code of 1986,  as  amended
        ("COBRA").   The  continued  coverage   provided
        under this paragraph shall continue until the earlier of (i) the end of the Severance Period or (ii) the date that the Employee is eligible for similar coverage under another employer's plan. For purposes of this Agreement, the term
        "Severance Period" means the period beginning on the date that the Employee ceases to be employed by Wisconsin Tissue or the Joint Venture and ending on the date that is three (3) years thereafter.

        (c)    The pension supplement payable under  this
        paragraph is an amount equal to the benefit  that
        the   Employee  would  have  accrued  under   the
        Chesapeake   Corporation  Executive  Supplemental
        Retirement  Plan  (the "ESRP") had  the  Employee
        been  an  employee  of  the  Company  during  the
        Severance  Period (i.e., recognizing  as  service
        with  the  Company  the months of  the  Severance
        Period and the Employee's attained age as of  the
        end   of  the  Severance  Period).   The  pension
        supplement payable under this paragraph shall  be
        reduced, but not below zero, by any benefit  that
        the  Employee accrues during the Severance Period
        under  any employee pension benefit plan provided
        by the Wisconsin Tissue or the Joint Venture. The
        present  value of the pension supplement  payable
        under this paragraph, less applicable income  and
        employment taxes and other authorized deductions,
        shall be paid in a single sum to the Employee  as
        soon  as  practicable following the cessation  of
        Employee's  employment with Wisconsin  Tissue  or
        the  Joint  venture.  The present  value  of  the
        pension  supplement payable under this  paragraph
        and   any   offset  or  reductions  for  benefits
        provided by Wisconsin Tissue or the Joint Venture
        shall  be made on an actuarially equivalent basis
        using   the  ESRP's  actuarial  assumptions   and
        methods.

Except as provided under this paragraph, no severance, welfare or other benefits are payable to the Employee under this Agreement as a result of the cessation of his service to Wisconsin Tissue or the Joint Venture.

     3. Cause. For purposes of this Agreement, the term "Cause" means the Employee's (i) conviction by a court of competent jurisdiction for, or pleading no contest to, a felony; (ii) breach of any material obligation to Wisconsin Tissue or the Joint Venture or (iii) willful neglect of duties to Wisconsin Tissue or the Joint Venture which is not corrected within thirty days after written notice to the Employee or willful and material misconduct in the performance of such duties.

      4. Good Reason. For purposes of this Agreement, the term "Good Reason" means (i) a material reduction in the Employee's duties or responsibilities; (ii) the failure, by Wisconsin Tissue or the Joint Venture, to permit the Employee to exercise such responsibilities as are consistent with the Employee's position;
(iii) a requirement that the Employee relocate more than fifty miles from the Employee's current place of employment (except a requirement that the Employee relocate to the Atlanta, Georgia metropolitan area); (iv) a material reduction in the Employee's base salary or the payment to the Employee by the Joint Venture of a base salary that is materially less than the base salary payable to the Employee by Wisconsin Tissue as in effect immediately before the Employee is employed by the Joint Venture or (v) the failure, by the Joint Venture, to make a payment when due to the Employee.

      5. Confidentiality. During the period of his employment with Wisconsin Tissue, the Company or both, the Employee has had access to certain confidential, non-public information concerning the Company (the "Information"). The Employee agrees to maintain the Information as confidential and not disclose it to third parties or use it in his employment with any direct or indirect competitor of the Company. The Employee agrees that if this confidentiality obligation is breached, the Company shall, in addition to other available remedies, be entitled to injunctive relief.

     6. Covenant Not to Compete. The Employee agrees that he will not take certain actions that would be damaging to the competitive position of Wisconsin Tissue or the Joint Venture. By making this commitment the Employee agrees that, if the Employee's employment with Wisconsin Tissue or the Joint Venture is terminated during the term of this Agreement, the Employee, during the twelve months following the Employee's cessation of employment, will not (a) accept any employment with, ownership interest in, or engagement as a consultant, contractor or service provider to any business engaged in the commercial and industrial tissues segment of the paper industry or (b) on behalf of any such business solicit any business that was a customer of Wisconsin Tissue or the Joint Venture during the preceding twelve months. The Employee understands and agrees that each provision of this Agreement is a separate and independent clause, and if any clause should be found unenforceable, that will not affect the enforceability of the other clauses. In the event that any of the provisions of this Agreement should ever be deemed to exceed the time, geographic area or activity limitations permitted by applicable law, the Company and the Employee agree that such provisions must be and are reformed to the maximum time, geographic area and activity limitations permitted by applicable law, and expressly authorize a court having jurisdiction to reform the provisions to the maximum time, geographic area and activity limitations permitted by applicable law.

      7. Successors. This Agreement shall inure to the benefit of and be binding on any successor (whether direct or indirect, by purchase, merger consolidation or otherwise) to all or substantially all of the business and/or assets of the Company in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. This Agreement shall inure to the benefit of and be enforceable by the personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees of the Employee. The Company may assign its rights under paragraphs 5 and 6 of this Agreement.

      8. Modification, etc. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Employee and a duly authorized officer of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. For purposes of this Agreement any reference to Wisconsin Tissue or the Joint Venture include their respective affiliates and successors. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Virginia, other than its choice of laws provision.

      9. Enforceability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed on its behalf and the Employee has duly executed this Agreement, all as of the date first above written.



William A. Raaths                       CHESAPEAKE CORPORATION


__________________________
                                        By: Thomas A. Smith
                                        __________________________
                                            Thomas A. Smith
                                        Title Vice President - Human
                                        Resources